Registration No. 333-__________

As filed with the Securities and Exchange Commission on March 24, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

ANVEX INTERNATIONAL, INC.

 (Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	5030 (Primary Standard Industrial Classification Number)	99-0363866 (IRS Employer Identification Number)

Via Tingo, Marte y Los Cometas, conjunto Ceciliana, 5 Quito, Pichincha 170503 Ecuador Tel: (702) 358-0509, Fax: (702) 509-5354 (Address and telephone number of registrant's executive office)	Incorp Services, Inc. 2360 Corporate Circle, Suite 400 Henderson, Nevada 89074-7722 Tel:(702) 871-8678 Fax: (702) 387-3827 (Name, address and telephone number of agent for service)

______

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   | X |

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   |__|

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  |__|

pg. 1

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer |__|      Accelerated filer |__|       Non-accelerated filer   |__|       Smaller reporting company   | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock:	3,000,000	$0.02	$60,000	$6.97

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.02 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

pg. 2

 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANVEX INTERNATIONAL, INC.

3,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

Initial Public Offering

This is the initial offering of common stock of Anvex International, Inc. and no public market currently exists for the securities being offered.  We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Anna Vechera, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Vechera will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 as amended.  The shares will be offered at a fixed price of $.02 per share. The offering shall terminate on the earlier of (i) the date when the Anvex International, Inc. decides to do so, or (ii) when the offering is fully subscribed for.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.02	Not Applicable	$60,000

Anvex International, Inc. is a development stage company and just recently started its operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Anvex International, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 12 BEFORE BUYING ANY SHARES OF ANVEX INTERNATIONAL, INC.’S COMMON STOCK..

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED MARCH 24, 2011

pg. 3

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	16
DESCRIPTION OF BUSINESS	22
LEGAL PROCEEDINGS	28
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	28
EXECUTIVE COMPENSATION	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
PLAN OF DISTRIBUTION	32
DESCRIPTION OF SECURITIES	33
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	34
LEGAL MATTERS	35
INTERESTS OF NAMED EXPERTS AND COUNSEL	35
EXPERTS	35
AVAILABLE INFORMATION	35
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	35
INDEX TO THE FINANCIAL STATEMENTS	36

pg. 4

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “ANVEX INTERNATIONAL, INC.” REFERS TO ANVEX INTERNATIONAL, INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

ANVEX INTERNATIONAL, INC.

We intend to commence business operations in the manufactured stone veneer distribution. Anvex International, Inc. was incorporated in Nevada on December 13, 2010. We plan to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have limited operating history. Our principal executive office is located at Via Tingo, Marte y Los Cometas, conjunto Ceciliana, 5, Quito, Pichincha 170503, Ecuador. Our phone number is (702) 358-0509. Our fiscal year end is February 28.

Anvex International, Inc. only recently started operations. We have developed our business plan and entered into a Marketing and Sales Distribution Agreement, dated February 23, 2011, with RIVEF S.C., a privet Ecuadorian company. We cannot state with certainty whether we will achieve profitability. We have minimal assets and our financial statements from inception (December 13, 2010) through February 28, 2011, reports no revenues and a net loss of $3,999.  Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $20,000 to conduct our proposed operations for a minimum period of one year. Even if we raise $20,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status; therefore we will have to obtain financing to complete our twelve month business plan.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

pg. 5

THE OFFERING

The Issuer:	Anvex International, Inc
Securities Being Offered:	3,000,000 shares of common stock
Price Per Share:	$0.02
Duration of the Offering:

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Net Proceeds	$53,500
Securities Issued and Outstanding:	There are 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President, Anna Vechera.
Registration Costs	We estimate our total offering registration costs to be approximately $6,500.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our financial statements for the period from December 13, 2010 (Inception) to February 28, 2011.

As of February 28, 2011
Balance Sheet
Total Assets	$3,500
Total Liabilities	$3,999
Stockholders’ Equity (Deficit)	$(499)
Period from December 13, 2010 (date of inception) to February 28, 2011
Income Statement
Revenue	$-
Total Expenses	$3,999
Net Loss	$(3,999)

pg. 6

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in artificial stone distribution business. We need the proceeds from this offering to commence activities that will allow us to begin seeking financing of our business plan. As of February 28, 2011, we had cash in the amount of $3,500 and liabilities of $3,999. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors’ shares.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on December 13, 2010 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Further, we have not yet fully developed our business plan. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies in the building products distribution industry and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.  Prior to having a cash flow from artificial stone distribution, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. Failure to generate significant revenues in the future will cause us to go out of business.

pg. 7

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of February 28, 2011, we had liabilities of $3,999 and $3,500 cash on hand. We have incurred net losses of $3,999 for the period from our inception on December 13, 2010 to February 28, 2011, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our artificial stone distribution. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Silberstein Ungar, PLLC, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Anvex International, Inc. is suitable.

Should the Company fail to sell at least one third of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

We require minimum funding of approximately $20,000 to conduct our proposed operations for a minimum period of one year. Even if we raise $20,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status, therefore we may utilize funds from Anna Vechera, our sole officer and director, who has, in her sole discretion, agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however she has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

THE BUILDING PRODUCTS DISTRIBUTION INDUSTRY IS EXTREMELY FRAGMENTED AND COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE SERVE.

The building products distribution industry is extremely fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are pricing and availability of product, service and delivery capabilities, ability to assist with problem-solving, customer relationships, geographic coverage and breadth of product offerings. We compete with many local, regional and national building materials distributors and dealers. In addition, some product manufacturers sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, manufacturers of products similar to those distributed by us may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases more effectively than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

pg. 8

THE INDUSTRY IN WHICH WE COMPETE IS HIGHLY CYCLICAL AND RECENT DOWNTURN IN NEW RESIDENTIAL AND COMMERCIAL CONSTRUCTION AND HOME IMPROVEMENT ACTIVITY RESULTS IN LOWER DEMAND ON BUILDING MATERIAL THAT COULD HAVE A MATERIALLY ADVERSE IMPACT ON OUR FINANCIAL RESULTS.

The building products distribution industry is subject to cyclical market pressures caused by a number of factors that are out of our control, such as general economic and political conditions, levels of new construction, home and office improvement and remodeling activity, interest rates, weather and population growth. We are most impacted by changes in the demand for new homes and commercial real estate as well as renovations and in general economic conditions that impact the level of home and office improvements. Changes in market demand for new homes and commercial real estate as well as for home and office improvements occur periodically and vary in severity. Because of the latest subprime mortgage crisis and current recession there was severe downturn in economy and construction industry. There is no assurance that our industry will recover in the near future and will to grow.

OUR SALES AND PROFITABILITY DEPEND SIGNIFICANTLY ON NEW RESIDENTIAL AND COMMERCIAL CONSTRUCTION AND HOME IMPROVEMENT ACTIVITY.

Our sales depend heavily on the strength of national and local new residential and commercial construction and home improvement and remodeling markets.  The strength of these markets depends on new housing and commercial constructions starts and residential renovation projects, which are a function of many factors beyond our control. Some of these factors include employment levels, job and household formation, interest rates, housing prices, tax policy, availability of mortgage financing, prices of commodity wood products, regional demographics and consumer confidence. Future downturns in the markets that we serve or in the economy generally could have a material adverse effect on our operating results and financial condition.  Reduced levels of construction activity may result in intense price competition among building materials suppliers, which may adversely affect our gross margins.

BECAUSE WE WILL PURCHASE OUR PRODUCTS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import our product from Ecuador. Because we import our product and deliver it directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in the United States or Canada. Deliveries of our products may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;

     (2)  problems with ocean shipping, including work stoppages and shipping container shortages;

     (3)  increased inspections of import shipments or other factors causing delays in shipments; and

     (4)  economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

pg. 9

ALL OF OUR PRODUCT PURCHASES WILL BE MADE FROM ONE SUPPLIER.  IF THAT SUPPLIER DECREASED OR TERMINATED ITS RELATIONSHIP WITH US OUR BUSINESS WOULD LIKELY FAIL IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THAT COMPANY.

As a result of being totally dependent on a single wholesale supplier located in Ecuador, we may be subject to certain risks,  including changes in  regulatory requirements,  tariffs and other barriers, increased pressure, timing and availability of export licenses, the burden of complying  with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. We purchase our products from RIVEF S.C., a private Ecuadorian company. Our agreement with this company does not prevent it from supplying its cultured stone products to our competitors or directly to consumers. If this company decreased, modified or terminated its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that supplier. If we were unable to find a substitute for that supplier, our business would likely fail. We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 53.85% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Ms. Vechera, our sole officer and director, will own 53.85% of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Ms. Vechera may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

IF ANNA VECHERA, OUR CHIEF EXECUTIVE OFFICER AND SOLE DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER OR A DIRECTOR.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our Chief Executive Officer and sole director, Anna Vechera, for the future success of our business. The loss of the services of Ms. Vechera could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer or a director. If that should occur, until we find another person to act as our chief executive officer and director, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Ms. Vechera and we do not have a contract for her services.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Anna Vechera, our President, currently devotes approximately twenty hours per week providing management services to us. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Ms. Vechera to our company could negatively impact our business development.

pg. 10

BECAUSE COMPANY’S HEADQUARTERS AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and Director is non-U.S. resident and our headquarters and assets are located outside the United States. Consequently, it may be difficult for investors to affect service of process on her in the United States and to enforce in the United States judgments obtained in United States courts against her based on the civil liability provisions of the United States securities laws.  Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

RISKS ASSOCIATED WITH THIS OFFERING

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Anvex International, Inc. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

 PARTICIPATION IS SUBJECT TO RISKS OF INVESTING IN MICRO CAPITALIZATION COMPANIES.

Micro capitalization companies generally have limited product lines, markets, market shares and financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies.  Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK’ RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.

pg. 11

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

WE PLAN TO SELL SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, Anna Vechera, who will receive no commissions. She will offer the shares to friends, family members, and business associates; however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Anvex International, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $ 6,500. As of February 28, 2010, we had $3,500 cash on hand.  We must utilize funds from Anna Vechera, our sole officer and director, who has agreed to loan the Company funds, in her sole discretion, to complete the registration process. However, she has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

pg. 12

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

 Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 33.33%, 66.67% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $60,000 as anticipated.

	$20,000	$40,000	$60,000
Gross proceeds	$20,000	$40,000	$60,000
Audit and filing fees	$6,500	$6,500	$6,500
Net proceeds	$13,500	$33,500	$53,500

The net proceeds will be used as follows:
Establishing an office	$1,500	$2,000	$2,500
Website development	$2,000	$3,000	$5,000
Marketing and advertising	$8,000	$18,500	$30,000
Other Expenses	$2,000	$10,000	$16,000

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account.  If necessary, Anna Vechera, our sole officer and director, has agreed to loan, in her sole discretion, the Company funds to complete the registration process but we will require full funding to implement our complete business plan. Ms. Vechera has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

As of February 28, 2011, Ms. Vechera advanced us $499. Ms. Vechera will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Vechera. Ms. Vechera will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Vechera does not bear interest.

pg. 13

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the Company’s sole director and officer for common equity on February 22, 2011.  Anna Vechera, the Company’s sole officer and director, paid $.001 per share for the 3,500,000 shares of common stock she purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of February 28, 2011, the net tangible book value of our shares of common stock was $(499) or approximately $ 0 per share based upon 3,500,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 6,500,000 shares then outstanding will be $53,001 or approximately $0.0082 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0072 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0082 per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 46.15% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.02 per share. Our existing stockholders will own 53.85% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,500.00 or $0.001 per share.

If Two-Third of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $33,001, or approximately $0.006 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.005 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.006 per share.

After completion of this offering investors in the offering will own approximately 36.36% of the total number of shares then outstanding for which they will have made cash investment of $40,000, or $0.02 per share. Our existing stockholders will own approximately 63.64% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,500.00 or $0.001 per share.

pg. 14

If One-Third of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 4,500,000 shares to be outstanding will be $13,001, or approximately $0.0029 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0019 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0029 per share.

After completion of this offering investors in the offering will own 22.22% of the total number of shares then outstanding for which they will have made cash investment of $20,000, or $0.02 per share. Our existing stockholders will own 77.78% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,500.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholders	$60,000
Net tangible book value per share after offering	$0.0082
Increase to present stockholders in net tangible book value per share
after offering	$0.0082
Capital contributions	$3,500
Number of shares outstanding before the offering	3,500,000
Number of shares after offering assuming the sale of the maximum
number of shares	6,500,000
Percentage of ownership after offering	53.85%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.0118
Capital contributions	$60,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholders	5.51%
Percentage of capital contributions by new investors	94.49%
Percentage of ownership after offering	46.15%

Purchasers of Shares in this Offering if Two-third of Shares Sold

Price per share	$0.02
Dilution per share	$0.015
Capital contributions	$40,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	8.05%
Percentage of capital contributions by new investors	91.95%
Percentage of ownership after offering	36.36%

Purchasers of Shares in this Offering One-third of Shares Sold

Price per share	$0.02
Dilution per share	$0.0171
Capital contributions	$20,000
Percentage of capital contributions by existing shareholders	14.89%
Percentage of capital contributions by new investors	85.11%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	22.22%

pg. 15

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

Our cash balance is $3,500 as of February 28, 2011.  Our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Anna Vechera, our Chairman, President, and Secretary, who has agreed to advance, in her sole discretion, funds to allow us to pay for offering costs, filing fees, and professional fees.  Ms. Vechera, however, has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.  In order to achieve our business plan goals, we will need the funding from this offering and substantial additional funding. We are a development stage company and have generated no revenue to date.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $60,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

If we do not obtain the maximum or less than one-third of the maximum proceeds, we may need to borrow additional funds to continue our business plan within next twelve months. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program. We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Anna Vechera, our President, who has agreed to advance funds, in her sole discretion, to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however she has no firm commitment, arrangement or legal obligation to advance or loan funds to the company.

We believe we can satisfy our cash requirements during the 12 months following completion of our public offering. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to receive revenue from manufactured stone veneer. Our plan of operations is as follows:

pg. 16

COMPLETE OUR PUBLIC OFFERING.

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

ESTABLISH OUR OFFICE.

Estimated time frame: 1st-2nd month.

Estimated amount of funds required: $1,500

Upon the completion of the offering, we plan to set up our office and acquire the necessary equipment to begin operations. We need a computer, a printer/scanner/fax machine, office furniture, stationery and a connection to the Internet. We believe that it will cost at least $1,500 to set up an office and obtain the necessary equipment to begin the operations. Our sole officer and director will handle our administrative duties.

DEVELOP OUR WEBSITE.

Estimated time frame: 2nd -4th months.

Estimated amount of funds required: $2,000

Once we have completed the offering and office is established, we will begin to develop our website. We believe that it will cost between $2,000 and $5,000 for our website to be operational. It will take up to 90 days to develop our website. There will be information about us, the variety of manufactured stone veneer we will offer, information on how to order our product, advantages of cultured stone against other building materials, installation instructions and other information.

NEGOTIATE AGREEMENTS WITH POTENTIAL CUSTOMERS.

Estimated time frame: 4th -12th months.

Estimated amount of funds required: no material costs.

When our website is operational, we plan to contact and start negotiation with potential customers. We will negotiate terms and conditions of collaboration. We also intend to study the North American building material market. At the beginning, we plan to focus primarily on larger chain stores that sell various types of building materials, specialized home restoration stores and distributors that are responsible for marketing and selling manufactured stone veneer. Then we plan to expand our target market to contactors, homebuilder, developers and wall tile installers. This activity will be ongoing throughout our operations.

pg. 17

COMMENCE MARKETING CAMPAIGN.

Estimated time frame: 5th -12th months.

Estimated amount of funds required: $8,000

At the same time as we start negotiation process with potential customers and our website is operational, we will begin to market our product. We intend to develop and maintain a database of potential customers who may want to buy manufactured stone veneer from us. We will follow up with these clients periodically and offer them free samples, presentations and special discounts from time to time. Our methods of communication will include: phone calls, email, and regular mail. We also plan to attend trade shows in construction industry to showcase our product with a view to find new customers. We will ask our satisfied customers for referrals. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We will intend to continue our marketing efforts during the life of our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

HIRE SALESPERSON.

Estimated time frame: 10th -12th months.

Estimated amount of funds required: Commission based compensation based on total sales.

Once, potential customers begin to purchase our products, we intend to hire one salesperson with good knowledge and broad connections in the building material distribution and construction industry to introduce our product. The salesperson’s job would be to find new potential purchasers, and to set up agreements with them to buy our manufactured stone veneer. Our sales person will be hired on a contract basis and receive commission pay based on his/her performance. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

Based on our current operating plan, we believe that we will start to generate revenue from selling our manufactured stone veneer by the end of 2012. We do not have sufficient cash and cash equivalents to execute our operations, and we will need the funds from this offering to commence our planed business activities. We may also need to obtain additional financing to operate our business for the twelve months following completion of our public offering. Additional financing, whether through public or private equity or debt financing,  arrangements  with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we are unable to find potential clients to purchase our manufactured stone veneer, we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we will likely dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Anna Vechera, our president will be devoting approximately 50% of her time to our operations. Once we expand operations, and are able to find new potential customers, Ms. Vechera has agreed to commit more time as required. Because Ms. Vechera will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

pg. 18

We expect to incur the following expenses in the next 12 months in connection with our business operations:

Office set up:                            $1,500

Advertising/Marketing:            $8,000

Website development               $2,000

General administrative costs:   $2,000

Professional fees in connection with reporting obligations:

                                                  $6,500

Total:                                        $20,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on December 13, 2010 to February 28, 2011

During the period, we incorporated the Company, prepared a business plan and executed Marketing and Sales Distribution Agreement dated February 23, 2011, with RIVEF S.C. Our loss since inception is $3,999 for filing costs related to the incorporation of the Company and auditors fees. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering and raised sufficient funding.

Since inception, we have sold 3,500,000 shares of common stock to our sole officer and director for net proceeds of $3,500.

 LIQUIDITY AND CAPITAL RESOURCES

As of February 28, 2011, the Company had $3,500 cash and our liabilities were $3,999, comprising $499 owed to Anna Vechera, our sole officer and director and $3,500 to our independent registered public accounting firm, Silberstein Ungar, PLLC. The available capital reserves of the Company are not sufficient for the Company to remain operational.

pg. 19

On February 22, 2011, we have sold 3,500,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $3,500.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The Company’s sole officer and director, Anna Vechera, has indicated that she may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $6,500.

Management believes that if subsequent private offerings of our equity or debt securities generate sufficient funds so that we can complete our development program, we will likely generate revenue in the summer of 2012. However, such additional equity or debt financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with limited operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the building material distribution industry pose the most significant challenges to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

pg. 20

Management believes that the net proceeds, assuming a minimum of $20,000 are raised (provided that we are not required to raise any minimum amount of funding in the offering), will be sufficient to implement our initial plan of operations in the 12 month period. However, after one year we may need to raise additional financing. Should the Company fail to sell less at least one-third of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No.  109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

pg. 21

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on December 13, 2010. We are engaged in the manufactured stone veneer distribution. Our plan of operations for the next twelve months is complete this offering and to earn revenue from cultured stone distribution. We have only recently begun our current operations and have not yet earned any revenues and have an operational loss of $3,999 from December 13, 2011 (date of inception) to February 28, 2011. Our principal office address is located at Via Tingo, Marte y Los Cometas, conjunto Ceciliana, 5, Quito, Pichincha 170503, Ecuador.  Our telephone number is (702) 358-0509.  Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations.  We are a development stage company and it is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding. We need the funds from this offering to carry out our current business plan. We also anticipate that we will require additional financing in order to execute our business plan.

We plan to be in the business of distribution of manufactured stone veneer, also known as cultured stone, produced in Ecuador. This manufactured stone veneer will be offered at prices marked-up from 25% to 30% of our cost. Our customers will be asked to pay us 25% in advance and pay the remaining amount due within 3 days after the product is loaded and has departed a sea port.

We plan to fill placed orders and to supply the products within a period of thirty days (30) days or less following receipt of any written order. We do not intend to offer any credit terms relating to order payments.  Our customers will be asked to pay us 25% in advance and pay the remaining amount due within 3 days after the product is loaded and has departed a sea port.  Customers will have two options to pay for products: by wire transfer or by sending a check/money order.  If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared.  Customers will be responsible to cover the shipping costs.  Since we anticipate having a 30-day period to process/fill orders, we do not plan to purchase inventory in advance, but rather on request basis. We do not intend to store inventory for any period of time. The orders will be shipped to the customers upon customers’ requests. Customers will be responsible for the custom duties, taxes or any other additional charges that might incur. All shipments will be 100% insured for the value of the shipping. Insurance cost will be customers’ responsibility.

Our working capital as at February 28, 2011 was $3,500. The minimum amount of funds we need to raise for developing our business in the 12 months period following completion of this public offering is $20,000. We have not generated any revenue from operations to date. In order to expand our business operations, develop growth strategy and to continue maintaining a reporting status in the 12 month period following completion of this offering, we will have to sell more than two-third of shares in this offering or raise additional funding. The most likely source of future funds available to us is advances from our sole officer and director Ms. Vechera, though we do not have an agreement from Ms. Vechera for such cash advances.

Product Overview

Manufactured stone veneer is a decorative building material manufactured to replicate the look of natural stone. The names cultured stone, artificial stones, stacked stone veneer are also used for manufactured stone veneer. Molds of natural stone are used to form the shapes of the manufactured stone giving them the exact appearance of real stone. Manufactured stone veneer is fabricated by pouring a lightweight concrete mix to rubber forms of different style and then painted with a coloring process which makes it resemble real stone. The stone veneer produced is then attached to walls with special mortars and used as a decorative finish for the exterior and interior of homes and commercial buildings.

pg. 22

Manufactured stone veneer looks like natural stone and adds an element of sophistication to any homes. Its wonderful appearance, ease of maintenance and inherent cleanliness make it an ideal choice for wall tile. Manufactured stone veneer comes in variety of sizes, shapes, finishes, and types. Without the common shortcomings of most wall coverings such as peeling, cracking, and fading, manufactured stone veneer is a lasting and valuable option for any walls in any homes.

Applications

Using manufactured stone veneer is a good idea for a number of situations and projects. Manufactured stone wall tiles come in a variety of sizes, colors, textures, finishes and styles, and this makes them ideal for various uses.

1. Interior Uses

Manufactured stone veneer is popular for interior design as it makes an ideal backdrop for decorating the walls of practically any room, from a living room to a bathroom. It is undoubtedly a great renovation which provides a totally new look to any rooms since the style and décor of the walls will greatly change. It is much better than simply changing the paint color. A more rustic or country look can be attained by using such manufactured stone wall tiles. Furthermore, manufactured stone veneer is relatively easy to install, as long as the walls are structurally secure, on plane, and consist of a proper substrate. There are various textures, finishes and colors of cultured stone to choose from which will make it easier to match them with your current colors featured in furniture or soft furnishings. Manufactured stone veneer also matches well with practically any type of flooring.

2. Outdoor Uses

Manufactured stone veneer is also used outdoors for various projects, including decorating facades, porches, covered entrances, and the walls of a terrace or yard. Cultured stone provides a more luxurious setting to the outdoor area or wall instead of normal bricks or plainly painted walls. Furthermore, they tend to be a more cost effective solution than installing natural stones. Another benefit is the fact that manufactured stone wall tiles require much less costs when it comes to installation and maintenance. They are therefore ideal to be used outdoors as they are resistant against adverse weather conditions such as rain and moisture.

3. Fireplaces and chimneys

More and more people now use manufactured stone to build their fireplace, and there are a lot of advantages of using manufactured stone to build fireplace. Such as it offers the appearance of natural stone, it is lightweight; it is durable and maintenance free. Artificial stone is safe for fireplaces. Obviously, when constructing a wood or gas-burning fireplace, flammability of the building materials is a concern. By its very nature, manufactured stone is non-combustible. It contributes zero fuel and produces no smoke.

4. Borders and Skirting

Manufactured stone wall tiles are also used for making borders and skirting. These are ideal both for around the floor, that is at the very base of the walls, and also to create a more intricate design at certain points in the wall. For instance, one can use one type of stone cultured stone wall tiles at the lower part of the wall, then install a narrow linear design of another style of stone tiles, and then continue the upper part of the wall with another feature, either by applying stone wall tiles matching the lower part, or else other types of finishes such as painting. Such borders create an even more appealing effect to a wall if they are matched up and coordinated well in terms of colors, designs and styles. Such borders are sometimes also applied around bookcases, units or picture frames, or else to create appealing edges and rims to doors and windows.

These are some of the main uses for manufactured stone veneer.

pg. 23

Advantages of Manufactured Stone Veneer

Technological advances in the last decade allowed cultured stone manufacturers produce extremely realistic copies of a wide array of natural stones. After installation manufactured stone looks as real stone. Cultured stones are an inexpensive way to upgrade your home and increase the value of any property. The main advantages of manufactured stone veneer are:

Unique style

Build the house and make it different and highly unique from others is high on most people’s priority list. It means everyone wants their houses and/or office buildings have their own style, no matter it’s a home interior or exterior, both is important. Talking about the exterior of a home or an office building, this is the most visible part of a home or an office building.

Lower cost

Manufactured stone veneer is less expensive than natural stone, approximately 1/3 to 1/2 the cost of natural stone. Its light weight eliminates the need for wall ties or footings and makes it easier and cheaper to build. Light weight also provides significant savings in shipping and labor costs, as well as reducing the need for costly structural reinforcing. Furthermore, manufactured stone has a significantly smaller waste factor than natural stone.

Light weight

Made of lightweight aggregate materials, the manufactured stone veneer is approximately one-quarter the weight of full-thickness stone. It is considerably lighter than natural stone or brick. This is a consideration for designing of foundation. The more weight has to be supported the more extensive the foundation must be. This is a major consideration for regions that are known for unstable ground.

Doesn't require a footing

A concrete base is necessary to create the right surface and support the weight of the real stone. There is a process by which a substructure must be built so that the stone will be safe. Manufactured stone installation will meet the entire surface without the need for concrete base due to the fact that the back of the stone is uniformly flat allowing for good surface contact for installation.

Easy and Faster Installation

Because of its light weight and convenient sizes and shapes, with a little planning and attention to detail even weekend handymen can successfully install manufactured stone veneer. Other than perhaps a circular saw with a masonry blade for cutting stones to size, there's no need for many of the heavy-duty power tools often required when working with natural stone. Standard hand masonry tools will do.

Less Damage to the Structure

The great thing about manufactured stone is that it can be installed on just about any surface without any problems. With real stones you will need to destroy the old surface in order to create the substructure used to anchor the stones. This means that the structure will have to have this kind of stone façade on it from now on or you will have to start over from scratch. When you use manufactured stone, it is possible to retain the façade which is underneath without destroying it.

pg. 24

Manufactured stone is durable and maintenance-free

The manufactured stone's life-expectancy is over 50 years. Properly applied, quality manufactured product can be expected to last much longer, even on external walls subject to the elements. Inside a home, on a fireplace for example, manufactured stone veneer should provide service for many generations.

Manufactured stone veneer offers wide variety

Available in dozens of different styles, textures, and colors, artificial stone veneer can emulate any natural stone. This gives broad flexibility in designing interior, exterior or fireplace that perfectly complements any home and lifestyle, whether traditional or contemporary.

Disadvantages of Manufactured Stone Veneer

If manufactured stone veneer is not installed properly it will not look like a real stone. This is the case if the installer leaves large gaps between the tiles. Manufactured stones are not a thick as real stones and they do not look natural if too many gaps are apparent. It is not as strong as natural stone. If a piece of cultured stone breaks, or if a piece is removed from the wall, then unless it is replaced, it shows significantly. Manufactured stone veneer is not reusable as natural stones are.

Agreement with our Supplier

We executed Marketing and Sales Distribution Agreement dated February 23, 2011with RIVEF S.C., a privet Ecuadorian company. According to the Agreement, RIVEF S.C. has agreed to supply manufactured stone veneer according to its current prices. The material terms of the Agreement are the following:

1. Anvex International, Inc. shall prepay by letter of credit or wire transfer 25% of the Price up-front and then satisfy the remaining 75% of the Price within 7 days after the Product is loaded and has departed a sea port. Anvex will pay all related shipping costs, unless other arrangements have been expressly made.

2. The Price for Tungurahua stone is $23.5 per box (one square meter) and for Chimborazo stones is $20.5 per box (0.95 m2). From time to time, Supplier can make reasonable adjustment(s) to the Price of the Products by giving Anvex written notification of such Product price amendments.

3. The Agreement is in force from February 23, 2011 and will run in perpetuity, unless terminated by either of the parties.

4. Termination of the Agreement will be effective sixty (60) days following the date that one Party delivers written notice of termination to the non-terminating Party.

5. The Contract does not specify any minimum purchase requirements.

A copy of the Agreement is filed as Exhibit 10.1 to this registration statement.

Our Supplier

Our supplier, RIVEF S.C. is a distributor of manufactured stone veneer in Ecuador and other countries. RIVEF S.C. was founded in 2006 and distributes manufactured stone veneer produced in Ecuador. There are several manufactures of cultured stone in Ecuador as a high quality of the veneer as well as its cheap labor and sufficient calcium carbonate mines and sand stone used as raw material make the Ecuadorian manufactured stone veneer very competitive in the market. We intend to market and distribute their cultured stones in the North American market to developers, contractors, homebuilders, chain and retail stores and distributors of building materials.

pg. 25

If this company decreased, modified or terminated its association with us for any other reason, we would suffer an interruption in our business until we found a substitute for that supplier.  If we were unable to find a substitute for that supplier, our business would likely fail.  We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

Our Product and Price

According to the Marketing and Distribution Agreement with our supplier we will distribute Tungurahua and Chimborazo stones. Our product will be packed in cardboard boxes 23, 39 or 46 kg each. We will purchase Tungurahua stone for $23.5 per box (one square meter) and Chimborazo stones for $20.5 per box (0.95 m2). This manufactured stone veneer will be offered at prices marked-up from 25% to 30% of our cost. Our customers will be asked to pay us 25% in advance and pay the remaining amount due within 3 days after the product is loaded and has departed a sea port. The dimension of the stone tiles is in the tables below:

TUNGURAHUA STONE

DESCRIPTION	UNIT PACKING	M2/BOX	WEIGHT/BOX	FORMATS	UNIT/BOX	THICKNESS
	box		(kg) approx.	cm.	Unit.	minor	major
STONE TUNGURAHUA (WHITE veined, CREAM streaky RUSTY CREAM, GREY)	1 M2	1,00	46	50X10	10	2,0 cm	4,5 cm.
				30X10	10	2,0 cm	4,5 cm.
				20X10	10	2,0 cm	4,5 cm.
STONE TUNGURAHUA (WHITE veined, CREAM streaky RUSTY CREAM, GREY)	0,5 M2	0,50	23	50X10	5	2,0 cm	4,5 cm.
				30X10	5	2,0 cm	4,5 cm.
				20X10	5	2,0 cm	4,5 cm.

CHIMBORAZO STONE

DESCRIPTION	COLORS	UNIT PACKING	M2/BOX	WEIGHT/BOX	FORMATS	UNIT/BOX	THICKNESS
		box		(kg) approx.	cm.	Unit.	minor	major
CHIMBORAZO STONE	RUSTY CREAM	BOX	0,95	39	40x30	1	2,0 cm	3 cm.
					30x35	1	2,0 cm	3 cm.
					30x30	1	2,0 cm	3 cm.
					30x20	2	2,0 cm	3 cm.
					30x15	2	2 cm	3 cm.
					30x10	1	2 cm	3 cm.
					25x25	1	2 cm	3 cm.
					25x20	1	2 cm	3 cm.
					25x10	1	2 cm	3 cm.
					20x20	3	2 cm	3 cm.
					20x10	1	2 cm	3 cm.
					15x15	2	2 cm	3 cm.
					15x10	1	2 cm	3 cm.
					15x05	2	2 cm	3 cm.
					10x10	2	2 cm	3 cm.
					10x05	2	2 cm	3 cm.
					05x05	1	2 cm	3 cm.

pg. 26

Potential Customers

Our President and Director, Anna Vechera will market our product and negotiate with potential customers. We intend to develop and maintain a database of potential customers who may want to buy manufactured stone veneer from us. We will follow up with these clients periodically and offer them free samples, presentations and special discounts from time to time. We plan to attend trade shows in our industry to showcase our product with a view to find new customers. We will ask our satisfied customers for referrals. We may also hire sales representatives to assist our director on contract basis.

We expect that our potential clients will consist of the following:

1. contractors, homebuilders and developers;

2. retail outlets such as home restoration stores;

3. distributors that are responsible for marketing and selling wall tiles; and

4. wall tile suppliers and installers.

We will charge our clients wholesale prices for our product. Retailers and distributors will resell our product at retail prices which are typically 30%-40% higher. Developers, contractors and homebuilders will use it in their building projects. We cannot guarantee that we will be able to find successful contracts with the potential customers who will buy our manufactured stone veneer, in which case our business may fail and we will have to cease our operations.

Competition

The building products distribution industry is extremely fragmented and competitive. Competitors will include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Some of the competitive factors that may affect our business are as follows:

1. Number of Competitors Increase: other companies may follow our business model of distributing lower priced manufactured stone veneer, which will reduce our competitive edge.

2. Price: Our competitors may be selling similar product at a lower price forcing us to lower our prices as well and possibly sell our product at loss.

3. Substitute Products: manufactured stone veneer may be substituted by similar material such natural stone, brick or ceramic tiles. Consumer preferences for cultured stone may change overtime which may affect our business positively or negatively depending on whether manufactured stone veneer is preferred more or less.

Since the industry is highly fragmented, we face many business competitors. Large home improvement and restoration stores such Home Depot and Lowe’s are the major distributors of building materials including wall tile. They are main competitors with dominant market share.

pg. 27

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director, Anna Vechera. We intend to hire additional employees on an as needed basis.

Offices

Our business office is currently located at Via Tingo, Marte y Los Cometas, conjunto Ceciliana, 5, Quito, Pichincha 170503, Ecuador. This is the office of our Director, Ms. Anna Vechera.  We do not pay any rent to Ms. Vechera and there is no agreement to pay any rent in the future. Our telephone number is (702) 358-0509. Upon the completion of our offering, if the maximum shares are sold we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office location.

Government Regulation

We believe that we will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address	Age	Position(s)
Anna Vechera	29	President, Principal Executive Officer, Secretary, Treasurer,
Via Tingo, Marte y Los Cometas, conjunto Ceciliana, 5		Principal Financial Officer, Principal Accounting Officer and
Quito, Pichincha 170503, Ecuador		sole member of the Board of Directors.

Anna Vechera has acted as our President, Secretary, Treasurer and sole Director since our incorporation on December 13, 2010. Ms. Vechera graduated with bachelor degree in human resources from Baikalsky State University of Economics and Law in 2004. From September 2004 to May 2008 she worked as a human resources specialist at Baikalsky Branch of SberBank, the largest Russian bank. From May 2008 to April 2010 she worked as a commercial finance credit officer at Baikalsky Branch of SberBank.

pg. 28

From May 2010 to present she has been working as a assistant director of a Tria Pacific,  a private Ecuadorian company which involved in the business of distribution of building materials in Ecuador. Ms. Vechera has not been a member of the board of directors of any corporations during the last five years. She intends to devote approximately 50% of her business time to our affairs.

During the past five years, Ms. Vechera has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Vechera was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Vecheras’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his/her respective successor is elected and qualified, or until he/she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the sole director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. The sole director, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our sole director may do so by directing a written request addressed to our president and director, at the address appearing on the first page of this prospectus.

pg. 29

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The sole director reviews the Company's internal accounting controls, practices and policies.

SIGNIFICANT EMPLOYEES

We have no employees.  Our sole officer and director, Anna Vechera currently devotes approximately twenty hours per week to company matters.  After receiving funding pursuant to our business plan Mr. Vechera intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the Company.

 We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal independent contractor or consulting agreements in place.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on December 13, 2011 until February 28, 2011:

Summary Compensation Table

Name and	Year	Salary	Bonus	Stock	Option	Non-Equity	Nonqualified	All Other	Total
Principal		($)	($)	Awards	Awards	Incentive Plan	Deferred	Compensation	($)
Position				($)	($)	Compensation	Compensation	($)
						($)	($)

Anna Vechera President, Treasurer and Secretary	December 13, 2010 to December 31, 2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	January 1, 2011 to February 28, 2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There is no current employment agreement between the Company and its sole officer.

pg. 30

Ms. Vechera currently devotes approximately twenty hours per week to manage the affairs of the Company.  She has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company.

Director Compensation

The following table sets forth director compensation for the period from December 13, 2010 through February 28, 2011:

Name	Year	Fees	Stock	Option	Non-Equity	Nonqualified	All Other	Total
		Earned	Awards	Awards	Incentive Plan	Deferred	Compensation	($)
		or Paid	($)	($)	Compensation	Compensation	($)
		in Cash			($)	Earnings
		($)				($)

Anna Vechera	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Anna Vechera will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

On February 22, 2011, we issued a total of 3,500,000 shares of restricted common stock to Anna Vechera, our sole officer and director in consideration of $3,500. All these 3,500,000 shares of common stock are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

Further, Ms. Vechera has advanced funds to us. As of February 28, 2011, Ms. Vechera advanced us $499. Ms. Vechera will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Vechera. Ms. Vechera will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Vechera does not bear interest.

pg. 31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 28, 2011 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Anna Vechera Via Tingo, Marte y Los Cometas, conjunto Ceciliana, 5Suite Quito, Pichincha 170503, Ecuador	3,500,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 28, 2011.  As of February 28, 2011, there were 3,500,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

Anvex International, Inc. has 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 3,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Anna Vechera will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Vechera is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Vechera will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Vechera is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Vechera will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Vechera will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

pg. 32

Anvex International, Inc. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Anvex International, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Anvex International, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $6,500.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of February 28, 2011, there were 3,500,000 shares of our common stock issued and outstanding that were held by one registered stockholder of record, our sole officer and Director. All these 3,500,000 shares of common stock are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

pg. 33

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

pg. 34

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Anvex International, Inc.. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

 LEGAL MATTERS

Cane Clark LLP has provided an opinion on the validity of our common stock. We have retained Cane Clark LLP solely for the purpose of providing this opinion and not in connection with any other matters.

EXPERTS

Our financial statements for the period from inception to December 13, 2010 to our year-end, February 28, 2011, included in this prospectus have been audited by Silberstein Ungar, PLLC (PCAOB Registered) as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

pg. 35

FINANCIAL STATEMENTS

     Our fiscal year end is February 28. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Silberstein Ungar, PLLC (PCAOB Registered)

     Our financial statements from inception to February 28, 2011, immediately follow:

pg. 36

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Anvex International, Inc.

Henderson, Nevada

We have audited the accompanying balance sheet of Anvex International, Inc. (the “Company”) as of February 28, 2011, and the related statements of operations, stockholder’s deficit, and cash flows for the period from December 13, 2010 (Date of Inception) through February 28, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anvex International, Inc. as of February 28, 2011 and the results of its operations and its cash flows for the period from December 13, 2010 (Date of Inception) through February 28, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 8 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 8. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan

March 17, 2011

pg. 37

ANVEX INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF FEBRUARY 28, 2011

ASSETS	February 28, 2011
Current Assets
Cash and cash equivalents	$ 3,500

Total Assets	$ 3,500

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities
Current Liabilities
Accrued expenses	$ 3,500
Loan from shareholder	499

Total Liabilities	3,999

Stockholder’s Deficit
Common stock, par value $0.001; 75,000,000 shares authorized, 3,500,000 shares issued and outstanding	3,500
Additional paid in capital	0
Deficit accumulated during the development stage	(3,999)
Total Stockholder’s Deficit	(499)

Total Liabilities and Stockholder’s Deficit	$ 3,500

See accompanying notes to financial statements.

pg. 38

ANVEX INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM DECEMBER 13, 2010 (INCEPTION) TO FEBRUARY 28, 2011

For the period from December 13, 2010 (Inception) to February 28, 2011

REVENUES	$ 0

OPERATING EXPENSES
Professional fees	3,500
Incorporation costs	499

TOTAL OPERATING EXPENSES	3,999
NET LOSS FROM OPERATIONS	(3,999)
PROVISION FOR INCOME TAXES	0

NET LOSS	$ (3,999)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.01)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	314,103

See accompanying notes to financial statements.

pg. 39

ANVEX INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S DEFICIT

 FOR THE PERIOD FROM DECEMBER 13, 2010 (INCEPTION) TO FEBRUARY 28, 2011

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholder’s
	Shares	Amount	Capital	Stage	Deficit

Inception, December 13, 2010	-	$ -	$ -	$ -	$ -

Shares issued for cash at $0.001 per share	3,500,000	3,500	-	-	3,500

Net loss for the year ended February 28, 2011	-	-	-	(3,999)	(3,999)

Balance, February 28, 2011	3,500,000	$ 3,500	$ 0	$ (3,999)	$ (499)

See accompanying notes to financial statements.

pg. 40

ANVEX INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM DECEMBER 13, 2010 (INCEPTION) TO FEBRUARY 28, 2011

For the period from December 13, 2010 (Inception) to February 28, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (3,999)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	3,500
CASH FLOWS USED IN OPERATING ACTIVITIES	(499)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	3,500
Loans from shareholder	499
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	3,999

NET INCREASE IN CASH	3,500
Cash, beginning of period	0
Cash, end of period	$ 3,500
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0
Income taxes paid	$ 0

See accompanying notes to financial statements.

pg. 41

ANVEX INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2011

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Anvex International, Inc. (the "Company" or “Anvex”) was incorporated under the laws of the State of Nevada, U.S. on December 13, 2010. The Company intends to commence business operations in manufactured stone veneer distribution.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a February 28 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $3,500 of cash as of February 28, 2011.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

pg. 42

ANVEX INTERNATIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2011

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of February 28, 2011.

pg. 43

ANVEX INTERNATIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2011

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

Anvex does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses at February 28, 2011 consisted of amounts owed to the Company’s outside independent auditors for services rendered for periods reported on in these financial statements.

NOTE 4 – LOAN FROM SHAREHOLDER

During the period ended February 28, 2011, the shareholder loaned $499 to the Company to help fund operations.  The loan is unsecured, non-interest bearing and due on demand.

The balance due to the shareholder was $499 as of February 28, 2011.

pg. 44

ANVEX INTERNATIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2011

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On February 28, 2011, the Company issued 3,500,000 shares of common stock for cash proceeds of $3,500 at $0.001 per share.

There were 3,500,000 shares of common stock issued and outstanding as of February 28, 2011.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – INCOME TAXES

As of February 28, 2011, the Company had net operating loss carry forwards of approximately $4,000 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

February 28, 2011
Federal income tax benefit attributable to:
Current operations	$ 1,360
Less: valuation allowance	(1,360)
Net provision for Federal income taxes	$ 0

pg. 45

ANVEX INTERNATIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2011

NOTE 7 – INCOME TAXES (CONTINUED)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

February 28, 2011
Deferred tax asset attributable to:
Net operating loss carryover	$ 1,360
Less: valuation allowance	(1,360)
Net deferred tax asset	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $4,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of February 28, 2011.  The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to February 28, 2011 to March 17, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

pg. 46

[Back Page of Prospectus]

PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

ANVEX INTERNATIONAL, INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2011, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

pg. 47

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$6.97
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,500.00
Transfer Agent Fees	$500.00
TOTAL	$6,506.97

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

pg. 48

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On February 22, 2011, Anvex International, Inc. offered and sold 3,500,000 share of common stock to our sole officer and director, Anna Vechera, for a purchase price of $0.001 per share, for aggregate offering proceeds of $3,500.  Anvex International, Inc. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement with RIVEF S.C., dated February 23, 2011
23.1	Silberstein Ungar, PLLC (PCAOB Registered)

pg. 49

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

pg. 50

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Quito, Ecuador on March 24, 2011.

ANVEX INTERNATIONAL, INC..

By:	/s/	Anna Vechera
	Name:	Anna Vechera
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anna Vechera, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Anvex International, Inc, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Anna Vechera
Anna Vechera	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	March 24, 2011

pg. 51

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement with RIVEF S.C., dated February 23, 2011
23.1	Silberstein Ungar, PLLC (PCAOB Registered)

pg. 52